UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 20, 2026 (October 19, 2026)

PLURI INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-31392	98-0351734
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MATAM Advanced Technology Park
Building No. 5
Haifa, Israel	3508409
(Address of Principal Executive Offices)	(Zip Code)

+ 972 (0)74 710 8600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.00001 per share	PLUR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on June 14, 2026, Pluri Inc. (the “Company”) entered into an advance subscription agreement with Chutzpah Holdings LP (the “Purchaser”), a limited partnership beneficially owned by Mr. Alexandre Weinstein, a non-U.S. investor, the Company’s largest existing shareholder and the chairman of the board of directors of the Company (the “Board”), pursuant to which the Purchaser paid the Company $1,250,000 on June 16, 2026 as an advance payment to be credited against the purchase price payable by the Purchaser for securities to be purchased in a future financing, subject to the approval of the Board.

On October 19, 2026, following approval by the Board, the Company and the Purchaser entered into a Securities Purchase Agreement (the “Purchase Agreement”), pursuant to which the Company agreed to issue and sell to the Purchaser (i) 833,334 common shares of the Company, par value $0.00001 per share (the “Shares”), at a purchase price of $1.50 per Share and (ii) a common shares purchase warrant to purchase up to 833,334 common shares of the Company (the “Warrant Shares”) at an exercise price of $1.65 per Warrant Share (the “Warrant”, and together with the Shares and the Warrant Shares, the “Securities”). The $1,250,000 previously paid by the Purchaser will be applied in full toward the aggregate purchase price of the Shares and the Warrant, and no additional subscription payment is due from the Purchaser at the closing under the Purchase Agreement.

The Warrant will be exercisable beginning on the six-month anniversary of its issue date and will expire on the fifth anniversary of such initial exercise date.

The foregoing descriptions of the Purchase Agreement and the Warrant are qualified in their entirety by reference to the full text of the Form of Securities Purchase Agreement and the Form of Common Warrant, which are filed as Exhibit 10.1 and Exhibit 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy, nor does the sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Purchase Agreement described in Item 1.01 above, which description is incorporated into this Item 3.02 by reference, the Securities were issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) and Rule 903 of Regulation S promulgated thereunder. The sale of the Securities did not involve a public offering and was made without general solicitation or general advertising. Accordingly, the Securities have not been registered under the Securities Act or any state securities laws and such securities may not be offered or sold in the United States absent registration, or an exemption from registration, under the Securities Act and any applicable state securities law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Common Warrant
10.1	Form of Securities Purchase Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Safe Harbor Statement

This Current Report on Form 8-K contains express or implied forward-looking statements within the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws. For example, the Company is using forward-looking statements when it discusses the issuance of the Shares and the Warrant; the exercisability of the Warrant and the potential issuance of the Warrant Shares. These forward-looking statements and their implications are based on the current expectations of the management of the Company only and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements about the Company: satisfaction of applicable closing conditions and regulatory and stock exchange requirements, and changes in market conditions. Except as otherwise required by law, the Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For a more detailed description of the risks and uncertainties affecting the Company, reference is made to the Company’s reports filed from time to time with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURI INC.

Date: October 20, 2026	By:	/s/ Liat Zalts
	Name:	Liat Zalts
	Title:	Chief Financial Officer

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